EXHIBIT (a)(1)(C)

      Skyworks Solutions, Inc. Stock
Option Exchange Offer
Election Form

Name (Last, First):	[[Name]]	Street Address	[[Address_1]] [[Address_2]]

Personnel Number:	[[ID]]	City, State Zip	[[City]] [[State]] [[Zip]]

Instructions

        Below is a summary of your stock option grants that are eligible for exchange pursuant to the stock option exchange program. Please carefully review your grants, and initial in the column labeled “Election Column” next to only those Eligible Option grants you wish to tender for exchange. Please contact Stock Administration at (781) 376-3260 or stockadmin@skyworksinc.com if any information on this form is incorrect or if you have additional questions. When you have finished selecting and initialing the grants that you wish to tender for exchange, please sign and date this form in the space provided at the bottom. You must fax, mail or hand deliver a signed and completed Election Form, in its entirety, to the Skyworks Stock Administration office before 5:00 p.m., Eastern Daylight Saving Time, on the Expiration Date.

        Election Forms submitted via fax must be sent to one of the following numbers: (781) 376-3485, (781) 376-3484 or (781) 376-3370. You may use Skyworks’ fax machines for this purpose free of charge. Election Forms submitted via mail or hand delivery must be directed to: Stock Administration, Skyworks Solutions, Inc., 20 Sylvan Road Woburn, Massachusetts, 01801. You may utilize regular U.S. Mail, an overnight courier service, Skyworks’ inter-office mail or any other similar method to mail your Election Form. However, in all cases you should allow sufficient time to ensure your Election Form is received before the deadline.

Election Column (initial here)	Option Type (1)	Grant Number	Grant Date	Exercise Price	Eligible Shares Outstanding (subject to cancellation)	Exchange Ratio (old shares for each new share)	Shares Subject to New Option (2)
	[[M_1ISO_or_NQ]]	[[M_1Gnumber]]	[[M_1Gdate]]	[[M_1Price]]	[[M_1Eligible_Shares]]	[[M_1Exchange_Ratio]]	[[M_1New_Shares_If_Exchanged]]
	[[M_2ISO_or_NQ]]	[[M_2Gnumber]]	[[M_2Gdate]]	[[M_2Price]]	[[M_2Eligible_Shares]]	[[M_2Exchange_Ratio]]	[[M_2New_Shares_If_Exchanged]]
	[[M_3ISO_or_NQ]]	[[M_3Gnumber]]	[[M_3Gdate]]	[[M_3Price]]	[[M_3Eligible_Shares]]	[[M_3Exchange_Ratio]]	[[M_3New_Shares_If_Exchanged]]
	[[M_4ISO_or_NQ]]	[[M_4Gnumber]]	[[M_4Gdate]]	[[M_4Price]]	[[M_4Eligible_Shares]]	[[M_4Exchange_Ratio]]	[[M_4New_Shares_If_Exchanged]]
	[[M_5ISO_or_NQ]]	[[M_5Gnumber]]	[[M_5Gdate]]	[[M_5Price]]	[[M_5Eligible_Shares]]	[[M_5Exchange_Ratio]]	[[M_5New_Shares_If_Exchanged]]
	[[M_6ISO_or_NQ]]	[[M_6Gnumber]]	[[M_6Gdate]]	[[M_6Price]]	[[M_6Eligible_Shares]]	[[M_6Exchange_Ratio]]	[[M_6New_Shares_If_Exchanged]]
	[[M_7ISO_or_NQ]]	[[M_7Gnumber]]	[[M_7Gdate]]	[[M_7Price]]	[[M_7Eligible_Shares]]	[[M_7Exchange_Ratio]]	[[M_7New_Shares_If_Exchanged]]
	[[M_8ISO_or_NQ]]	[[M_8Gnumber]]	[[M_8Gdate]]	[[M_8Price]]	[[M_8Eligible_Shares]]	[[M_8Exchange_Ratio]]	[[M_8New_Shares_If_Exchanged]]

        The method of delivery is at your sole election and risk, and your completed, signed Election Form must actually be received in the Skyworks Stock Administration office no later than 5:00 p.m., Eastern Daylight Saving Time, on the Expiration Date. THERE WILL BE NO EXCEPTIONS. Delivery will be deemed made only when actually received by us in accordance with the above-noted instructions. Depositing your Election Form in the mail or with a courier, or initiating but not completing a fax, before the deadline will not by itself be sufficient to constitute adequate delivery — your Election Form must physically reach our Stock Administration office before the deadline in order to be valid. If we do not receive a properly completed and duly signed Election Form from you before 5:00 p.m., Eastern Daylight Saving Time, on the Expiration Date, we will not accept any of your Eligible Options for exchange and we will not grant any Replacement Options to you. The last form we receive, in its entirety, from you prior to 5:00 p.m., Eastern Daylight Saving Time, on the Expiration Date will be considered your final election with respect to the Offer.

Name (Last, First):	[[Name]]	Street Address	[[Address_1]] [[Address_2]]

Personnel Number:	[[ID]]	City, State Zip	[[City]] [[State]] [[Zip]]

1 ISO = Incentive Stock Option, NQ = Non-Qualified Stock Option. Please refer to the Offer Document and consult your personal tax advisor for information on the tax treatment of each type of stock option. 2 The number of shares subject to each new option will be based on the exchange ratio indicated, rounded up to the nearest share. The actual number of shares subject to each new option is subject to the terms and conditions of the program, as outlined in program materials, including the Offer Document.

Electing to Tender Options for Exchange

        I have received Skyworks Solutions, Inc.‘s Offer to Exchange Outstanding Options to Purchase Common Stock dated June 2, 2003 (the “Offer Document”), sent to employees of Skyworks (or its subsidiaries) that hold Eligible Options. Capitalized terms used but not defined in this Election Form shall have the meaning set forth in the Offer Document. Pursuant to the terms of the Offer, I hereby tender to the Company one or more of the Eligible Options held by me, as specified above by my initials, and ask that they be cancelled in exchange for the right to receive Replacement Options, pursuant to and subject to the conditions of the Offer.

        I hereby agree that, unless I withdraw my election before 5:00 p.m., Eastern Daylight Saving Time, on the Expiration Date, my election will be irrevocable and, if accepted by Skyworks, the Eligible Options tendered hereby, and all of the options granted to me in the six (6) month period immediately preceding the Offer Date, will be cancelled in their entirety. I understand that, following such cancellation, subject to my continuous employment with Skyworks or its subsidiaries through the Replacement Grant Date, I will have the right to receive Replacement Options on the Replacement Grant Date, covering a variable number of shares of Common Stock depending on the exercise price of my options that were cancelled.

        I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Skyworks (except on an at will basis). I agree that Skyworks has made no representations or warranties to me regarding this Offer or the future pricing of Skyworks’ common stock, and that my participation in this Offer is at my own discretion. I further agree that Skyworks shall not be liable for any costs, taxes, loss or damage that I may incur through my election to participate in this Offer; provided, however, that the foregoing limitation of liability shall not apply to the extent any such loss or damage relates to a failure by Skyworks to comply with applicable law in connection with the Offer, including but not limited to its disclosure and other obligations under Rule 13e-4 of the Exchange Act of 1934 (the "Exchange Act"), or the anti-fraud and anti-manipulation provisions of the federal securities laws (including Sections 10(b) and 14(e) of the Exchange Act and the rules thereunder). By executing this form, I hereby bind my successors, assigns and legal representative.

Data Privacy

IN ORDER TO ADMINISTER THIS PROGRAM, SKYWORKS MUST COLLECT, USE AND TRANSFER CERTAIN INFORMATION REGARDING YOU AND YOUR OPTION GRANTS, AND MAY HAVE TO PASS THAT INFORMATION ON TO THIRD PARTIES WHO ARE ASSISTING WITH THE PROGRAM. BY SUBMITTING THIS FORM AND ACCEPTING THIS OFFER, YOU AGREE TO SUCH COLLECTION, USE AND TRANSFER OF YOUR PERSONAL DATA BY SKYWORKS, ITS SUBSIDIARIES AND THE THIRD PARTIES ASSISTING WITH THE PROGRAM, BUT ONLY FOR THE PURPOSE OF ADMINISTERING YOUR PARTICIPATION IN THIS OFFER. YOU ALSO ACKNOWLEDGE AND AGREE THAT: (1) THE PARTIES RECEIVING THIS DATA MAY BE LOCATED OUTSIDE OF YOUR COUNTRY, AND THE RECIPIENT’S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN YOURS, (2) THE DATA WILL BE HELD ONLY AS LONG AS NECESSARY TO ADMINISTER AND IMPLEMENT THE PROGRAM, (3) YOU CAN REQUEST FROM SKYWORKS SOLUTIONS A LIST OF THE PARTIES THAT MAY RECEIVE YOUR DATA, (4) YOU CAN REQUEST ADDITIONAL INFORMATION ABOUT HOW THE DATA IS STORED AND PROCESSED, AND (5) YOU CAN REQUEST THAT THE DATA BE AMENDED IF IT IS INCORRECT. YOU CAN WITHDRAW YOUR CONSENT TO THE COLLECTION, USE AND TRANSFER OF YOUR DATA BY CONTACTING SKYWORKS YOU SHOULD NOTE, HOWEVER, THAT IF YOU WITHDRAW YOUR CONSENT, IT MAY AFFECT YOUR ABILITY TO PARTICIPATE IN THIS OPTION EXCHANGE PROGRAM. PLEASE CONTACT SKYWORKS OR YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE, IF YOU HAVE ANY QUESTIONS.

SIGNATURE:	__________________	DATE:	__________________
(Optionee Signature)

NAME:	__________________
(Please print)

Skyworks hereby acknowledges receipt of this Election Form:

SKYWORKS SOLUTIONS, INC.

By:	__________________	Date:	__________________